Exhibit 99.1

FROM:	KENNAMETAL INC. P.O. Box 231 Latrobe, PA 15650 724-539-5000
Investor Relations 724-539-6141

Media Relations Contact: Joy Chandler 724-539-4618

DATE:	July 27, 2005

FOR RELEASE:	Immediate
KENNAMETAL REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2005 RESULTS
- Q4 05 sales up 14 percent, earnings per diluted share (EPS) of $.98, up 21 percent

- Full Year sales up 17 percent, adjusted EPS of $3.25, up 51 percent
LATROBE, Pa., July 27, 2005 — Kennametal Inc. (NYSE: KMT) today reported fiscal 2005 fourth quarter EPS at a record level of $0.98 compared with prior year EPS of $0.81 and original guidance of $0.90 to $0.95. There were no special items in either quarter.
For fiscal 2005, adjusted EPS were $3.25, also a record, compared with prior year adjusted EPS of $2.15. Reported EPS for the year were $3.13 and included special items totaling $0.12 related to the FSS divestiture in the third quarter. Prior year reported EPS were $2.02 and included special items totaling $0.13.
Sales for the fourth quarter were $619 million compared with prior year sales of $542 million. Full year sales were $2.3 billion compared with $2.0 billion last year. Both the quarter and full year sales figures were record levels for the Company.
Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, “Each of our three business groups, Metalworking Solutions and Services, Advanced Materials Solutions, and J&L Industrial Supply performed at record levels in both sales and earnings. Market penetration, pricing and the underlying strength of our served end markets all contributed to our performance.”
“Kennametal’s results in FY05 are a function of the successful implementation of our transformation strategy that is rapidly expanding our advanced materials and engineered components portfolio, balancing the mix of our end market sales and further enhancing our value-based selling proposition with our customers. Despite difficult headwinds from rising raw material prices, Kennametal’s team worked hard to generate EPS growth of over 50% for the year; on top of 52% growth in the previous fiscal year.”
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Highlights of the Fiscal 2005 Fourth Quarter
•	Sales of $619 million were up 14 percent versus the same quarter last year, including 11 percent organic sales growth, 2 percent benefit from foreign currency exchange and 4 percent from acquisitions offset by 3 percent from the FSS divestiture.

•	Net income was $38 million versus $30 million, up 26 percent.

•	Adjusted Return on Invested Capital improved 260 basis points to 9.6 percent versus 7.0 percent in the prior year.

•	Completed the divestiture of FSS, a distribution business that primarily addressed the North American Automotive market, for a selling price of $39 million, subject to customary post-closing adjustments.
Highlights of Fiscal 2005
•	Sales of $2.3 billion were up 17 percent on 13 percent organic sales growth, 3 percent benefit from foreign currency exchange and 2 percent from acquisitions offset by 1 percent from the FSS divestiture.
•	Net income was $119 million versus $74 million last year, up 62 percent.
•	Acquired Extrude Hone, for approximately $134 million, net of acquired cash and direct acquisition costs, adding to our AMSG segment.
•	Cash flow from operations was $202 million, free operating cash flow for the year was $118 million.
•	Debt to capital decreased to 31 percent versus 33 percent at the end of the prior year.
Outlook
Economic indicators project continued growth through fiscal 2006 in North America and the rest-of-the world markets, and flat to modest growth in European markets. Kennametal expects to see organic revenue growth in the 7% to 10% range, two to three the underlying growth rates of its addressed markets.
Tambakeras said, “We were delighted with our performance in fiscal 2005, and the outlook for our end markets in 2006 remains good. The major challenge in FY 2006 revolves around raw material costs, especially tungsten; but we remain confident in our ability to continue to realize pricing. Although there is near term uncertainty from these raw material cost increases, over the long-term, the industry should be establishing new higher overall levels of pricing commensurate with the underlying economic benefits of its products.”
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Reported EPS are expected to be in the $3.30 to $3.80 range for FY 2006; including an approximately $0.25 negative impact from expensing options due to SFAS 123R and the effects of the reduction in the discount rates applied to our pension plans. About 65% of the 06 EPS will be realized in the second half of the fiscal year, consistent with the Company’s historical seasonal pattern. First quarter EPS are forecasted to be $0.40 to $0.50, also consistent with our seasonal pattern and additionally reflects the impact of raw material cost increases which will be highest in the first quarter.
Operating margins and ROIC should again improve this year as we stay on track to reach our stated goal of 12% for each by fiscal 2007.
Kennametal anticipates net cash flow provided by operating activities of approximately $200 to $220 million for fiscal 2006. Purchases of property, plant and equipment, net of proceeds from disposals of property, plant and equipment are expected to be approximately $80 million. Adjusting net cash flow provided by operating activities for the above item, Kennametal expects to generate between $120 and $140 million of free operating cash flow for fiscal 2006.
Kennametal advises shareowners to note monthly order trends, for which the Company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.
Share Repurchase Program
Kennametal announced today that its Board of Directors reaffirmed its previously authorized share repurchase program of up to 1.8 million shares of the Company’s common stock. The program will be used principally to dampen the impact of share dilution from equity issued under employee benefit programs. The Company intends to repurchase shares from time to time in open market transactions or in privately negotiated transactions at the Company’s discretion, in accordance with the Board of Director’s authorization and subject to applicable SEC regulations, market conditions and other factors.
Dividend Declared
Kennametal also announced its Board of Directors approved an increase of $.02 in the quarterly cash dividend to $0.19 per share, payable August 24, 2005, to shareowners of record as of the close of business on August 9, 2005. This increase of nearly 12% reflects management’s confidence in continued strong cash generation and is consistent with Kennametal’s stated cash deployment priorities.
Fourth quarter and full year results will be discussed in a live Internet broadcast at 10:00 a.m. (Eastern) today. Access the live or archived conference by visiting the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.
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This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Kennametal Inc. (NYSE:KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The Company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy over $2 billion annually of Kennametal products and services—delivered by our 14,000 talented employees in over 60 countries—with almost 50 percent of these revenues coming from outside the United States. Visit us at www.kennametal.com. KMT-E
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FINANCIAL HIGHLIGHTS
Consolidated Statements of Income (Unaudited)

	Quarter Ended		Twelve Months Ended
(in thousands, except per share amounts)	June 30,		June 30,
	2005	2004	2005	2004
Sales	$619,158	$541,858	$2,304,167	$1,971,441

Cost of goods sold (1)	394,695	356,084	1,513,634	1,318,074

Gross profit	224,463	185,774	790,533	653,367

Operating expense (2)	156,065	134,441	574,495	512,621

Restructuring and asset impairment charges (3)	—	—	4,707	3,670

Amortization of intangibles	1,566	664	3,460	2,234

Operating income	66,832	50,669	207,871	134,842

Interest expense	7,897	6,405	27,277	25,884

Other expense (income), net (4)	(897)	294	(3,683)	(1,716)

Income before provision for income taxes and minority interest	59,832	43,970	184,277	110,674

Provision for income taxes	21,854	14,154	61,394	35,500

Minority interest	238	(36)	3,592	1,596

Net income	$37,740	$29,852	$119,291	$73,578

Basic earnings per share	$1.01	$0.83	$3.23	$2.06

Diluted earnings per share	$0.98	$0.81	$3.13	$2.02

Dividends per share	$0.17	$0.17	$0.68	$0.68

Basic weighted average shares outstanding	37,510	36,051	36,924	35,704

Diluted weighted average shares outstanding	38,477	36,952	38,056	36,473

1)	For the twelve months ended June 30, 2004, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition, $2.9 million related to restructuring programs, and $0.8 million for a pension curtailment.

2)	For the twelve months ended June 30, 2005, these amounts include a loss on assets held for sale of $1.5 million. For the twelve months ended June 30, 2004, these amounts include charges of $1.4 million for integration activities related to the Widia acquisition, $1.8 million related to a reserve for a note receivable from a divestiture of a business by Kennametal in 2002, and $0.5 million related to a pension curtailment.

3)	For the twelve months ended June 30, 2005, these amounts include $4.7 million related to a FSS goodwill impairment charge. For the twelve months ended June 30, 2004, these amounts include $3.7 million related to restructuring programs.

4)	For the twelve months ended June 30, 2004, these amounts include income of $4.4 million related to a gain on the sale of Toshiba Tungaloy investment and a charge of $0.2 million on a reserve for a note receivable from a divestiture of a business by Kennametal in 2002.
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FINANCIAL HIGHLIGHTS (Continued)
In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items, free operating cash flow, debt to capital, and adjusted return on invested capital (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that the investor should have available the same information that management uses to assess operating performance, determine compensation, and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
For the quarters ended June 30, 2005 and 2004, there were no special items.
RECONCILIATION TO GAAP – TWELVE MONTHS ENDED JUNE 30 (Unaudited)

	Net
	Income	EPS
2005 Reported	$119,291	$3.13
FSS goodwill impairment charge	3,277	0.09
Loss on assets held for sale	1,076	0.03

2005 Adjusted, excluding special items	$123,644	$3.25

Reported EPS of $3.13 is up 55 percent from reported EPS of $2.02 for prior year. Adjusted EPS of $3.25 is up 51 percent from adjusted EPS of $2.15 for prior year.

	Net
	Income	EPS
2004 Reported	$73,578	$2.02
MSSG restructuring	3,416	0.09
AMSG restructuring	1,018	0.03
Widia integration costs — MSSG	1,027	0.03
Widia integration costs — AMSG	33	—
Pension curtailment	883	0.02
Gain on Toshiba investment	(2,990)	(0.08)
Note receivable	1,360	0.04

2004 Adjusted, excluding special items	$78,325	$2.15

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FINANCIAL HIGHLIGHTS (Continued)
SEGMENT DATA (Unaudited):

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Outside Sales:
Metalworking Solutions and Services Group	$369,297	$326,377	$1,378,594	$1,198,505
Advanced Materials Solutions Group	171,165	119,227	546,838	419,073
J&L Industrial Supply	66,031	59,741	255,840	218,295
Full Service Supply	12,665	36,513	122,895	135,568

Total Outside Sales	$619,158	$541,858	$2,304,167	$1,971,441

Sales By Geographic Region:
Within the United States	$334,524	$307,319	$1,261,315	$1,098,470
International	284,634	234,539	1,042,852	872,971

Total Sales by Geographic Region	$619,158	$541,858	$2,304,167	$1,971,441

Operating Income (Loss):
Metalworking Solutions and Services Group	$52,260	$43,720	$187,410	$126,657
Advanced Materials Solutions Group	30,319	16,793	80,932	53,168
J&L Industrial Supply	7,592	6,137	27,094	19,547
Full Service Supply	265	882	(4,105)	818
Corporate and eliminations (1)	(23,604)	(16,863)	(83,460)	(65,348)

Total Operating Income, as reported	$66,832	$50,669	$207,871	$134,842

(1)	Includes corporate functional shared services and intercompany eliminations.
RECONCILIATION TO FREE OPERATING CASH FLOW INFORMATION (Unaudited) :

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income	$37,740	$29,852	$119,291	$73,578
Other non-cash items	22,483	(1,498)	39,048	13,959
Depreciation and amortization	18,344	17,236	66,884	65,989
Change in inventory	13,035	(3,213)	(8,446)	10,255
Change in accounts receivable	(38,994)	(986)	(53,768)	(4,199)
Change in accounts payable	12,006	16,696	12,997	25,776
Change in other assets and liabilities	(12,018)	10,305	26,321	(7,500)

Net cash flow provided by operating activities	52,596	68,392	202,327	177,858

Purchase of property, plant and equipment	(31,260)	(20,902)	(88,552)	(56,962)
Proceeds from disposals of property, plant and equipment	—	1,227	3,912	4,225

Free operating cash flow	$21,336	$48,717	$117,687	$125,121

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FINANCIAL HIGHLIGHTS (Continued)
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) :

	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04
ASSETS
Cash and equivalents	$43,220	$34,792	$32,168	$28,688	$25,940
Trade receivables, net of allowance	403,097	382,188	367,940	369,008	364,725
Receivables securitized	(109,786)	(120,749)	(115,253)	(115,309)	(117,480)

Accounts receivable, net	293,311	261,439	252,687	253,699	247,245
Inventories	386,674	408,713	421,183	404,478	388,077
Deferred income taxes	70,391	98,063	99,731	96,144	95,240
Current assets held for sale	—	50,469	—	—	—
Other current assets	37,466	32,353	39,605	37,178	40,443

Total current assets	831,062	885,829	845,374	820,187	796,945
Property, plant and equipment, net	519,301	512,806	506,253	487,616	484,475
Goodwill and intangible assets, net	652,791	661,908	543,062	546,487	542,014
Assets held for sale	—	2,715	—	—	—
Other assets	141,297	135,873	133,451	115,733	115,229

Total	$2,144,451	$2,199,131	$2,028,140	$1,970,023	$1,938,663

LIABILITIES
Short-term debt, including notes payable	$50,889	$56,225	$28,888	$116,446	$126,807
Accounts payable	154,839	142,268	142,465	146,543	148,216
Current liabilities held for sale	—	14,437	—	—	—
Accrued liabilities	222,930	245,534	226,568	217,636	211,504

Total current liabilities	428,658	458,464	397,921	480,625	486,527
Long-term debt	386,485	428,943	376,268	318,989	313,400
Deferred income taxes	59,551	91,088	56,340	65,973	67,426
Other liabilities	279,435	179,786	174,855	162,627	167,926

Total liabilities	1,154,129	1,158,281	1,005,384	1,028,214	1,035,279

MINORITY INTEREST	17,460	19,664	19,249	17,377	16,232

SHAREOWNERS’ EQUITY	972,862	1,021,186	1,003,507	924,432	887,152

Total	$2,144,451	$2,199,131	$2,028,140	$1,970,023	$1,938,663

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FINANCIAL HIGHLIGHTS (Continued)
Debt to Capital Reconciliation (Unaudited):

	June 30,
	2005	2004
Total debt	$437,374	$440,207
Total shareowners’ equity	972,862	887,152

Debt to equity, GAAP	45.0%	49.6%

Total debt	$437,374	$440,207
Minority interest	17,460	16,232
Total shareowners’ equity	972,862	887,152

Total capital	$1,427,696	$1,343,591

Debt to Capital	30.6%	32.8%
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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Period Ended June 30, 2005

	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004	Average
Invested Capital
Debt	$437,374	$485,168	$405,156	$435,435	$440,207	$440,668
Accounts receivable securitized	109,786	120,749	115,253	115,309	117,480	115,715
Minority interest	17,460	19,664	19,249	17,377	16,232	17,996
Shareowners’ equity	972,862	1,021,186	1,003,507	924,432	887,152	961,828

Total	$1,537,482	$1,646,767	$1,543,165	$1,492,553	$1,461,071	$1,536,207

	Quarter Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	Total
Interest Expense
Interest expense	$7,897	$6,803	$6,121	$6,456	$27,277
Securitization interest	981	868	757	580	3,186

Total interest expense	$8,878	$7,671	$6,878	$7,036	$30,463

Income tax benefit					10,175

Total Interest Expense, net of tax					$20,288

			Quarter Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	Total
Total Income
Net Income, as reported	$37,740	$30,650	$28,181	$22,720	$119,291

Restructuring and asset impairment charges	—	3,306	—	—	3,306
Loss on assets held for sale	—	1,086	—	—	1,086
Minority interest expense	238	1,449	928	977	3,592

Total Income, excluding special items	$37,978	$36,491	$29,109	$23,697	$127,275

Total Income, excluding special items					$127,275
Total Interest Expense, net of tax					20,288

					$147,563
Average invested capital					$1,536,207

Adjusted Return on Invested Capital					9.6%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$119,291
Total Interest Expense, net of tax					20,288

					$139,579
Average invested capital					$1,536,207

Return on Invested Capital					9.1%
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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Period Ended June 30, 2004

	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003	Average
Invested Capital
Debt	$440,207	$494,312	$481,327	$520,138	$525,687	$492,334
Accounts receivable securitized	117,480	108,916	101,422	95,318	99,316	104,490
Minority interest	16,232	16,598	16,286	16,089	18,880	16,817
Shareowners’ equity	887,152	809,904	791,442	746,562	721,577	791,327

Total	$1,461,071	$1,429,730	$1,390,477	$1,378,107	$1,365,460	$1,404,968

			Quarter Ended
	6/30/2004	3/31/2004	12/31/2003	9/30/2003	Total
Interest Expense
Interest expense	$6,405	$6,332	$6,547	$6,600	$25,884
Securitization interest	443	356	483	397	1,679

Total interest expense	$6,848	$6,688	$7,030	$6,997	$27,563

Income tax benefit					8,820

Total interest expense, net of tax					$18,743

			Quarter Ended
	6/30/2004	3/31/2004	12/31/2003	9/30/2003	Total
Total Income
Net income, as reported	$29,852	$24,070	$10,892	$8,764	$73,578

Minority interest expense	(36)	533	404	695	1,596
MSSG restructuring	—	—	1,109	2,307	3,416
AMSG restructuring	—	—	1,018	—	1,018
Widia integration costs — MSSG	—	—	—	1,027	1,027
Widia integration costs — AMSG	—	—	—	33	33
Pension curtailment	—	—	883	—	883
Gain on Toshiba investment	—	—	(2,990)	—	(2,990)
Note receivable	—	—	1,360	—	1,360

Total Income, excluding special items	$29,816	$24,603	$12,676	$12,826	$79,921

Total Income, excluding special items					$79,921
Total Interest Expense, net of tax					18,743

					$98,664
Average invested capital					$1,404,968

Adjusted Return on Invested Capital					7.0%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$73,578
Total Interest Expense, net of tax					18,743

					$92,321
Average invested capital					$1,404,968

Return on Invested Capital					6.6%
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